EXHIBIT A TO UCC-1 FINANCING STATEMENT

DEBTOR:                             SECURITY PARTY:
Cooperative Images, Inc and         Boyle Leasing Technologies, Inc.
Elective Investments, Inc.          950 Winter Street, Suite 4100
210 West Fourth Street, Suite 101   Waltham, MA 02154-8716
East Stroudsburg, PA 18301

All right, title and interest of Debtor in and to:

1. All Consumer Note Agreements (as defined in the Security Agreement executed between the above parties) assigned to Secured Party pursuant to an Assignment of Consumer Note Agreements between the parties; all rights to payment, chattel paper, instruments, documents, rights, remedies, powers and privileges relating to the foregoing; all collateral, guarantees and endorsements given to secure any of the foregoing, and all proceeds thereof (proceeds shall include all insurance (of any), accounts, chattel paper and instruments pertaining to any of the aforesaid).

2. All Consumer Note schedules regarding assigned Consumer Note Agreements, agreements as they relate to such Consumer Note schedules, notes, and chattel paper (including. without limitation, the notes listed on the Security Agreement Supplements executed from time to time, and any and all renewals, extensions, modifications and substitutions thereof and therefore (all such Consumer Notes Schedules, Agreements, notes and chattel paper, now or hereafter in effect or executed from time to time, and tiny and ail renewals, extensions, modifications and substitutions thereof and therefore, are hereinafter referred to, along with the documents identified in Paragraph 1 above, collectively as the Collateral), all of its rights to all other payments due or to become due to the extent applicable to the Collateral, including, without limitation, payments representing principal, interest, taxes; insurance premiums, delinquency charges, together with rights evidenced by an account, note, contract, security agreement, chattel paper or other evidence of indebtedness or security, all guaranties, warranties and indemnities in respect thereof; and all of its accounts, contract rights and general intangibles arising thereunder;

3. All security pledged, assigned, hypothecated or granted to or held by the Debtor to secure the obligations of any obligors under any Collateral;

4. All powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection with any Collateral;

5. All books, records, ledger cards, invoices and other instruments related to the Collateral;

6. All evidences of the filing of financing statements and other statements, if any, and all amendments thereto, notices to other creditors or secured parties, and certificates from filing offices;

7. All credit information, reports and memoranda relating to the Collateral;

8. All electronically processed or recorded in-formation relating to or pertaining to any of the foregoing, whether in the possession or control of Debtor or any third party.